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                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                   Exhibit 23(A)



                    Consent of Independent Public Accountants
                    -----------------------------------------



As independent public accountants, we hereby consent to the use of our report dated February 14, 1997, included in this registration statement, and to the incorporation by reference in this registration statement of our report dated February 14, 1997, included in the Cleveland Electric Illuminating Company's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP


Cleveland, Ohio
March 6, 1998